UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 25, 2015 (February 25, 2015)

MEMORIAL PRODUCTION PARTNERS LP

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35364	90-0726667
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Dallas Street, Suite 1800 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 588-8300

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

A press release issued by Memorial Production Partners LP (the “Partnership”) on February 25, 2015 regarding the Partnership’s financial and operational results for the fourth quarter and year ended December 31, 2014 and 2015 guidance is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On February 25, 2015, the Partnership issued a press release announcing, among other things, its 2015 guidance. A copy of the press release is furnished as Exhibit 99.1 hereto.

The Partnership has posted on its website, as of February 25, 2015, an update to its hedging overview presentation. The updated hedging presentation includes hedging transactions with respect to the years 2015 through 2019. The presentation entitled “Commodity and Interest Rate Hedging Overview,” dated February 25, 2015, may be accessed by going to www.memorialpp.com, selecting Investor Relations, then selecting Events and Presentations.

The information in this Current Report on Form 8-K , including the attached Exhibit 99.1, is being “furnished” pursuant to General Instruction B.2 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any Partnership filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated February 25, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEMORIAL PRODUCTION PARTNERS LP

	By:	Memorial Production Partners GP LLC, its general partner

Date: February 25, 2015	By:	/s/ Kyle N. Roane
Kyle N. Roane
Senior Vice President, General Counsel & Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 25, 2015